As filed with the Securities and Exchange Commission on May 3, 2006

Registration Number 333-132121

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Amendment No. 1
to
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NEWPORT ENTERTAINMENT GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

          NEVADA    7812    20-3595814
              (State of Incorporation)  (Primary SIC Code)     (IRS Employer ID Number)

NEWPORT ENTERTAINMENT GROUP, INC.
8000 Spring Mountain Road, #2120
Las Vegas, Nevada
Phone: (702) 343-3034
Fax: (702) 974-1089
(Address, Including Zip Code, and Telephone Number, Including
Area Code, of Registrant's Principal Executive Offices)

JOSEPH WADE MEZEY
PRESIDENT/CHIEF OPERATING OFFICER
8000 SPRING MOUNTAIN ROAD, #2120
LAS VEGAS, NV
Phone: (702) 343-3034
Fax: (702) 974-1089
(Name, Address, Including Zip Code, and Telephone Number, Including
Area Code, of Agent for Service)

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. |_| ________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |X|

CALCULATION OF REGISTRATION FEE

Title of each Class of Security being registered	Amount being Registered	Proposed Maximum Offering Price Per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee (2)
Common Stock, Par Value $.001	30,000,000	$0.33	$10,000,000	$1,177
Total	30,000,000	$0.33	$10,000,000	$1,177

(1)Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

(2) $1177 of which was previously paid.

The registrant hereby amends this registration statement on such date or date(s) as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the commission acting pursuant to said Section 8(a) may determine.

The information in this prospectus is not complete and may be changed. The securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Preliminary Prospectus
Subject to Completion, May 3, 2006

PROSPECTUS

$30,000,000

NEWPORT ENTERTAINMENT GROUP, INC.

30,000,000 Shares of Common Stock

Newport Entertainment Group is a company recently formed for the purpose of becoming a diversified, full-service entertainment company. This is an initial public offering of our securities.

Newport Entertainment Group, Inc. is offering 30,000,000 shares of our common stock. This is our initial public offering and no public market exists for our shares. The anticipated initial public offering price $0.33 per share.

There is presently no public market for our common stock. We anticipate that the shares will be quoted on the OTC Bulletin Board on or promptly after the effective date of this prospectus.

Investing in our securities involves a high degree of risk. See "Risk Factors" beginning on page7 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Public offering price	Underwriting discount and commissions	Proceeds, before expenses
Per Share	$$0.33	$-	$$0.33
Total	$10,000,000	$-	$$10,000,000

The net proceeds of this Prospectus will be used for working capital related to the operations of Newport Entertainment Group (see Page 7).

This offering is not being underwritten. The Company will be selling shares being pursuant to this Prospectus on a best efforts basis and will be structured as a no minimum offering. Not all of the shares from this offering may be sold and as such would have a negative impact on our business plan (see Risks of Factors on page 5). Because our stock is not a quoted security, and because the securities have not previously been sold pursuant to an earlier effective registration statement, the applicable delivery period for an initial public offering is 90 days after the later of the effective date of the registration statement or the first bona fide offering of the securities to the public.
.

Table of Contents

Summary...4

Risks...5

Forward Looking Statements...8

Use of Proceeds/Expenses of Offering...8

Determination of Offering Price...9

Dilution...9

Plan of Distribution...9

Description of Securities to be Registered...10

Capitalization...10

Management's Discussion and Analysis or Plan of Operation............................................................................................................................................................................................11

Legal Proceedings...11

Directors and Officers...11

Executive Compensation...13

Principal Stockholders...14

Underwriting...15

Experts...15

Other Information...16

Disclosure of Commission Position on Indemnification /Indemnification of Officers and Directors.......................................................................................................................16

Undertakings...17

Exhibits and Financial Statements...F-1

PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the risk factors and the financial statements.  You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

We are a company that was organized under the laws of the State of Nevada on September 27, 2005. The Company was formed for the purpose of becoming a diversified, full-service entertainment company. The company operates in three segments: Television and Film Production/Distribution, Advertising Media and Broadcast, and Sports Marketing. The Television and Film Production/Distribution segment is engaged in the production and distribution of sports and reality based television programs, and theatrical motion pictures for distribution to the television, home video, and theatrical markets. The Advertising Media and Broadcast segment, through an agreement with the NPA Tour, is responsible for selling marketing and advertising services for its clients. This segment has the responsibility of identifying and negotiating corporate sponsorship revenues and network advertising sales. The sports marketing division has the responsibility for providing on- and off-field representation to a growing number of some of the most dynamic sports personalities in the industry.

Television and Film Production/Distribution

The Television and Film Production/Distribution division currently working on three projects, including a theatrical release, a reality based television shows, and an on-going sporting event formatted for television. In March 2006, the Company acquired the screen rights to a movie currently being written by Randy Feldman and Brad Neufeld. Under the direction of Scott Marshall, we expect to begin filming in August of 2006. Newport is also in the process of producing a series of television shows for a new poker tour.

Advertising Media and Broadcast

The Advertising Media and Broadcast division is responsible for assisting its clients in maximizing the value of their properties through obtaining corporate sponsorships, selling television advertising space, and developing product integration strategies. We will execute a wide range of precision strategies and tactics to achieve specific and measurable objectives for our clients. In contrast with general advertising agencies that promote brand awareness, as a promotions agency, we provide specialized services with the goal of increasing sales and awareness of our client's products and services as a direct and verifiable consequence of our programs.

Sports Marketing Division

The sports marketing division, stated in March 2006, managed by Linda Crane, will represent highly marketable sports personalities in the industry. The division known as Players Management Group is currently finalizing representation agreements for four Professional Poker Players who are seeking to maximize their individual values. The professional poker industry is in its infancy in regards to capitalizing on these growth opportunities, as such, providing the potential for significant upside on its growth possibilities.

With the support of the Newport’s other divisions, Sports Marketing Division seeks to secure motion picture, television, commercial, licensing, broadcasting and sponsorship opportunities for Sports clients wanting to expand and diversify their careers.

Competition and Industry

The motion picture industry has experienced tremendous growth in the last decade. Total domestic box office revenue has grown steadily from $4.8 billion in 1992 to $9.5 billion in 2003, representing a 95 percent increase in the last decade.

However, in 2005, domestic box office began to slow with 19 consecutive weeks below year-to-year figures, amounting to the longest box office slump in 20 years.  This recent downturn correlates with the recent consolidation of the US distribution business, including the purchase of MGM by Sony Pictures and the separation of Miramax Films founders, Bob and Harvey Weinstein, from the Walt Disney Company and the contemplated changes at DreamWorks live action division.

This consolidation, the limited adoption of new technology and the lack of collaboration amongst internal management of traditional studios have made today's media giants ineffective in delivering quality movies at profitable levels. Industry veterans have recently admitted that the slump is “primarily product related."

These industry dynamics present an opportunity for a new way of thinking and profitable constructive approach to filmmaking allowing Newport Entertainment Group to approach the business in a new way.

Regulation

Television Programming

          The production and distribution of television programming by independent producers is not directly regulated by the federal or state governments, but the marketplace for television programming in the United States is substantially affected by government regulations applicable to, as well as social and political influences on, television stations, television networks and cable and satellite television systems and channels. We voluntarily designate the suitability of each of our television shows using standard industry ratings, such as PG (L,V) or TV14.  A number of governmental and private-sector initiatives relating to the content of media programming have been announced. Changes in governmental policy and private-sector perceptions could further restrict our program content and adversely affect our levels of viewership and operating results.
The auditors have an uncertainty paragraph in their audit report because of the substantial doubt about the Company's ability to continue as a going concern.

Our executive offices are located at 8000 Spring Mountain Road, #2120, Las Vegas, NV and our telephone number is 702.343.3034.

The Offering

                     Securities offered Common Stock:                         30,000,000 shares of Common Stock, Par Value $.001

                                           Number outstanding before this offering:       3,000,000 shares

                                                      Number to be outstanding after this offering:      33,000,000 shares

                                       Purchase Price        $.33

RISKS

In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of our management team but you should also carefully consider the risks set forth in the section entitled "Risk Factors" beginning on page 7 of this prospectus.  Our auditors have issued an uncertainty paragraph in their audit report because if the substantial doubt about the Company's ability to continue as a going concern.

SUMMARY FINANCIAL DATA

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only the balance sheet data is presented.  The offering may be significantly less than the $10,000,000 and that the amount raised may not be sufficient to cover the costs associated with the offering.  The table reflects if we shall complete 25%,  50%, 75% or 100% of the offering.  However, there is a risk that the amount raised may not be sufficient to cover the costs associated with the offering

	31-Dec-05	As Adjusted
	Actual	25%	50%	75%	100%
Balance Sheet Data:
Working capital/(deficiency)	$(15,531)	2,355,129	4,855,129	7,355,129	9,855,129
Total assets	51	2,370,711	4,870,711	7,370,711	9,870,711
Total liabilities	15,581	15,581	15,581	15,581	15,581
Stockholders' equity	(15,531)	2,355,130	4,855,130	7,355,130	9,855,130

The "as adjusted" information gives effect to percentage of the offering for the sale of the common stock at an assumed price of $0.33 per share that we are offering including the application of the related gross proceeds and the payment of the estimated remaining costs from such sale.

RISK FACTORS

An investment in our shares involves a high degree of risk. Before making an investment decision, you should carefully consider all of the risks described in this prospectus. If any of the risks discussed in this prospectus actually occur, our business, financial condition and results of operations could be materially and adversely affected. If this were to happen, the price of our shares could decline significantly and you may lose all or a part of your investment. Our forward-looking statements in this prospectus are subject to the following risks and uncertainties. Our actual results could differ materially from those anticipated as a result of the risk factors below.

Risks Related to Our Business

We are a development stage company with no operating history and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objective.

We are a recently incorporated development stage company with no operating results through February 2006. In March 2006, the Company acquired the screen rights to a movie currently being written by Randy Feldman and Brad Neufeld. We expect to begin filming in August of 2006.  The filming of this event is set for April 2006. Additionally, in March 2006 we started a management company that represents Professional Poker Players under the name Players Management Group. Our ability to continue these operations is dependent upon obtaining financing through the public offering of our securities. Since we do not have an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective. We will not generate any revenues (other than interest income on the proceeds of this offering) until, at the earliest, after the end of the third quarter.

Going Concern

Our independent auditors have issued a going concern opinion, which expresses doubt regarding our ability to continue as a going concern, and we may not be able to continue as a going concern without additional funding. The financial statements included in this prospectus have been prepared assuming that we will continue as a going concern. The purpose of the going concern opinion expressed by our independent auditors is to inform the reader of the financial statements that there is substantial doubt about our ability to continue as a going concern without additional financing. To the extent that we do not complete this offering, the going concern opinion could make it more difficult to obtain alternate financing.

Structure of Offering

The Company will be selling shares being pursuant to this Prospectus on a best efforts basis and will be structured as a no minimum offering. Not all of the shares from this offering may be sold and as such would have a negative impact on our business plan. If we are unable to raise any capital the ability to operate the business will be severely impacted and Management doubts that will be able to maintain operations past August 2006. We would need the minimum amount of 25% of the total offering to maintain operations for the next months. The minimum amount would cover of approximately $500,000 for the pre-production of the Movie and $1,500,000 for Salaries and approximately $370,6600 for CAPEX. If we raise the entire amount we would have sufficient capital for 24 months and thereafter revenue from operations shall be sufficient to fund operations.

Conflicts of Interest

Potential investors should be aware of the following potential conflicts of interest:

•
None of our officers and directors are required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating management time among various business activities.

•
In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation as well as the other entities with which they are affiliated. They may have conflicts of interest in determining to which entity a particular business opportunity should be presented. For a complete description of our management's other affiliations, see the previous section entitled "Directors and Executive Officers."

•	Our officers and directors may in the future become affiliated with entities, engaged in business activities similar to those intended to be conducted.

In general, officers and directors of a corporation incorporated under the laws of the State of Nevada are required to present business opportunities to a corporation if:

•	the corporation could financially undertake the opportunity;

•	the opportunity is within the corporation's line of business; and

•	it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria. We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

In order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, each of our officers has agreed, until such time as he ceases to be an officer, to present to the company for consideration, prior to presentation to any other entity, any business opportunity which may reasonably be required to be presented to the company under Nevada law, subject to any pre-existing fiduciary obligations he might have. However, our directors are not under any such obligation. Accordingly, they may face conflicts of interest in determining to which entity a particular business opportunity should be presented. We cannot assure you that these conflicts will be resolved in our favor.

Experience of Officers.

Our officers have limited experience in the production of production of film, television and sporting events. This limited experience may cause the company to incur additional expenses as the management of the company becomes more familiar with the production of production of film, television and sporting events.
We may issue shares of our capital stock, which would reduce the equity interest of our stockholders and likely cause a change in control of our ownership.

Our certificate of incorporation authorizes the issuance of up to 70,000,000 shares of common stock, par value $.001 per share. Immediately after this offering there will be 37,000,000 authorized but unissued shares of our common stock available for issuance. Although we have no commitments as of the date of this offering to issue our securities, we will, in all likelihood, issue a substantial number of additional shares of our common stock. The issuance of additional shares of our common stock:

•	may significantly reduce the equity interest of investors in this offering;

•
              may cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and most likely also result in the resignation or removal of our present officers and directors;
                                          and

•	May adversely affect prevailing market prices for our common stock.

Currently, we have no plans to issue debt securities; however, if we decided to issue debt securities, it could result in:

•	default and foreclosure on our assets if our operating revenues were insufficient to pay our debt obligations;

•
             acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contains covenants that require the maintenance of certain financial ratios or reserves and any such covenant is breached without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand; and

•	our inability to obtain additional financing, if necessary, if the debt security contains covenants restricting our ability to obtain additional financing while such security is outstanding.

Our common stock is currently subject to the SEC's penny stock rules, as such broker-dealers may experience difficulty in completing customer transactions and trading activity in our securities may be adversely affected.

Since we have net tangible assets of $5,000,000 or less and our common stock has a market price per share of less than $5.00, transactions in our common stock are subject to the "penny stock" rules promulgated under the Securities Exchange Act of 1934. Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:

•	make a special written suitability determination for the purchaser;

•	receive the purchaser's written agreement to a transaction prior to sale;

•
              provide the purchaser with risk disclosure documents which identify certain risks associated with investing in "penny stocks" and which describe the market for these "penny stocks" as well as a purchaser's legal remedies; and

•
                  obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in a "penny stock" can be completed.

If our common stock becomes subject to these rules, broker-dealers may find it difficult to effectuate customer transactions and trading activity in our securities may be adversely affected. As a result, the market price of our securities may be depressed, and you may find it more difficult to sell our securities.  Additionally, it will be more difficult and more costly for investors to resell their shares.

We may be unable to obtain additional financing, if required, to fund the operations and growth of the business.

Although we believe that the net proceeds of this offering will be sufficient to fund operations, if the net proceeds of this offering prove to be insufficient, we will be required to seek additional financing. We cannot assure you that such financing would be available on acceptable terms, if at all. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or stockholders is required to provide any financing in connection with the operations. We shall require the funding to fund our business operations mainly the funding of any theatrical release or sporting event. The failure to secure additional financing will materially impact our ability to complete the filming of the theatrical release we recently purchased.

Our principal stockholders, executive officers and directors will continue to own a significant percentage of our stock after the offering, and as a result, the trading price for our shares may be depressed and these stockholders can take actions that may be adverse to your interests.

Prior to the offering, our principal stockholders, executive officers and directors, in the aggregate, beneficially own approximately 75% of our common stock. These stockholders, acting together, will have the ability to exert substantial influence over all matters requiring approval by our stockholders, including the election and removal of directors and any proposed merger, consolidation or sale of all or substantially all of our assets until this offering is complete. In addition, they could dictate the management of our business and affairs. This concentration of ownership could have the affect of delaying, deferring or preventing a change in control, or impeding a merger or consolidation, takeover or other business combination that could be favorable to you. This significant concentration of share ownership may also adversely affect the trading price for our common stock because investors may perceive disadvantages in owning stock in companies with controlling stockholders.

Our existing stockholders paid a price less then the offering price in this prospectus, for their shares and, accordingly, you will experience immediate and substantial dilution from the purchase of our common stock.

The difference between the public offering price per share of our common stock and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to you and the other investors in this offering. The fact that our existing stockholders acquired their shares of common stock at a nominal price has significantly contributed to this dilution. Assuming the offering is completed, you and the other new investors will incur an immediate and substantial dilution.

If our existing stockholders exercise their registration rights, it may have an adverse effect on the market price our common stock

Our existing stockholders are entitled to demand that we register the resale of their shares of common stock at any time. If our existing stockholders exercise their registration rights with respect to all of their shares of common stock, then there will be an additional 3,000,000 shares of common stock eligible for trading in the public market. The presence of this additional number of shares of common stock eligible for trading in the public market may have an adverse effect on the market price of our common stock by reducing the price of the stock.

We intend to have our securities quoted on the OTC Bulletin Board, which will limit the liquidity and price of our securities more than if our securities were quoted or listed on the NASDAQ Stock Market or a national exchange.

Our securities will be traded in the over-the-counter market. It is anticipated that they will be quoted on the OTC Bulletin Board, an NASD-sponsored and operated inter-dealer automated quotation system for equity securities not included on The NASDAQ Stock Market. Quotation of our securities on the OTC Bulletin Board will severely limit the liquidity and price of our securities more than if our securities were quoted or listed on The NASDAQ Stock Market or a national exchange.

Because we have no "independent" directors, actions taken and expenses incurred by our officers and directors on our behalf will generally not be subject to "independent" review.

Each of our directors owns shares of our common stock and they may receive reimbursement for out-of-pocket expenses incurred by them in connection with activities on our behalf. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. Because none of our directors are "independent," we will generally not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement. Although we believe that all actions taken by our directors on our behalf will be in our best interests, we cannot assure you that this will be the case. If actions are taken, or expenses are incurred that are not in our best interests, it could have a material adverse effect on our business and operations and the price of our stock held by the public stockholders.

Our success is dependent upon a limited number of people.

The ability to implement our business plan is dependent upon the efforts of William H. Waldrop and J. Wade Mezey.  Messrs. Waldrop and Mezey make up 2/3 of our employees and the loss of any of their services could have a material adverse affect on the Company.

Provisions of our Articles of Incorporation and Bylaws may delay or prevent take-over, which may not be in the best interest of our stockholders.

Provisions of our articles of incorporation and bylaws may be deemed to have anti-takeover effects, which include when and by whom special meetings of our stockholders may be called, and which may delay, defer or prevent a takeover attempt. In addition, certain provisions of the Nevada Statutes also may be deemed to have certain anti-takeover effects , which include that control of shares acquired in excess of certain specified thresholds will not possess any voting rights unless these voting rights are approved by a majority of a corporation's disinterested stockholders.

We may be exposed to potential risks relating to our internal controls over financial reporting and our ability to have those controls attested to by our independent auditors.

As directed by Section 404 of the Sarbanes-Oxley Act of 2002 ("SOX 404"), the Securities and Exchange Commission adopted rules requiring public companies to include a report of management on the company's internal controls over financial reporting in their annual reports, including Form 10-K. In addition, the independent registered public accounting firm auditing a company's financial statements must also attest to and report on management's assessment of the effectiveness of the company's internal controls over financial reporting as well as the operating effectiveness of the company's internal controls. We are evaluating our internal control systems in order to allow our management to report on, and our independent auditors to attest to, our internal controls, as a required part of our Annual Report on Form 10-KSB beginning with our report for the fiscal year ended December 31, 2006.

Newport is currently not required to provide a report of management concerning the effectiveness of our internal controls and procedures, nor are we required to obtain a report from our independent auditors as well.  The overall purpose of internal control over financial reporting is to foster the preparation of reliable financial statements.  The inapplicability of Section 404 means that the protections set forth in Section 404 do not have to be meet by the Company.

We currently do not have an audit committee or any committees of the board

We do not have an audit committee or any committees of the board.  The purpose of Board Committees is to help the Board effectively and efficiently fulfill its duties. The Audit Committee purpose is to engage and discharge the independent auditors and reviewing with the independent auditors the plan and results of the auditing engagement independent from Management. Without these committees, Management is responsible for these activities.

USE OF PROCEEDS/EXPENSES OF OFFERING
We have agreed to bear all fees, disbursements and expenses in connection with this offering. We estimate that the net proceeds of this offering will be as set forth in the following table:

	As Adjusted
	25%	50%	75%	100%

Gross proceeds	2,500,000	5,000,000	7,500,000	10,000,000

Offering expenses
Legal fees and expenses (including blue sky services and expenses)	50,000	50,000	50,000	50,000
Miscellaneous expenses	21,130	21,130	21,130	21,130
Printing and engraving expenses	30,000	30,000	30,000	30,000
Accounting fees and expenses	25,000	25,000	25,000	25,000
SEC registration fee	3,210	3,210	3,210	3,210

Net proceeds	2,370,660	4,870,660	7,370,660	9,870,660

The "as adjusted" information gives effect to percentage of the offering for the sale of the common stock at an assumed price of $0.33 per share that we are offering including the application of the related gross proceeds and the payment of the estimated remaining costs from such sale.

Use of Proceeds:

	As Adjusted
	25%	50%	75%	100%

Net proceeds	2,370,660	4,870,660	7,370,660	9,870,660

Use of Proceeds

Movie Pre-Production	500,000	500,000	500,000	500,000
Movie Production (including Post)	0	1,500,000	1,500,000	2,500,000
Television Production	0	0	1,000,000	1,500,000
	0
SG&A	1,500,000	1,500,000	3,000,000	3,500,000
CAPEX	370,660	370,660	370,660	370,660
Reserve Capital	0	1,000,000	1,000,000	1,500,000

Total Use of Proceeds	2,370,660	4,870,660	7,370,660	9,870,660

The "as adjusted" information gives effect to percentage of the offering for the sale of the common stock at an assumed price of $0.33 per share that we are offering including the application of the related gross proceeds and the payment of the estimated remaining costs from such sale.

DETERMINATION OF THE OFFERING PRICE

We have proposed to offer the shares to the public at the initial offering price set forth on the cover page of this prospectus.

Prior to this offering there has been no public market for any of our securities. Factors considered in determining the prices of the common stock, include:

•	the history and prospects of companies whose principal business is in the diversified entertainment category;

•	prior offerings of those companies;

•	our prospects for acquiring an operating business at attractive values;

•	our capital structure;

•	an assessment of our management and their experience in identifying operating companies;

•	general conditions of the securities markets at the time of the offering; and

•	other factors as were deemed relevant.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since we are unable to compare our financial results and prospects with those of public companies operating in the same industry.

DILUTION

The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the shares, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock which may be converted into cash), by the number of outstanding shares of our common stock.

At December 31, 2005, our net tangible book value was ($15,531), or approximately ($.0052) per share of common stock. After giving effect to the sale of shares of common stock pursuant to this prospectus our pro forma net tangible book value at December 31, 2005 would have been $29,855,129 or $.2986 per share, representing an immediate increase in net tangible book value of $.3038 per share to the existing stockholders and an immediate dilution of $.0314 per share or 9.50% to new investors not exercising their conversion rights.

The following table illustrates the dilution to the new investors on a per-share basis:

	Shares Purchased		Total Consideration
	Number	Percentage	Amount ($)	Percentage	Average Price Per Share ($)
Existing stockholders	3,000,000	9.091%	3,000	0.03%	.001
New investors	30,000,000	90.09%	10,000,000	99.97%	0.33
Total	33,000,000	100%	10,003,000	100%

The following table sets forth information with respect to our existing stockholders and the new investors:

	Shares Purchased		Total Consideration
	Number	Percentage	Amount ($)	Percentage	Average Price Per Share ($)
Existing stockholders	3,000,000	9.091%	3,000	0.01%	.001
New investors	30,000,000	90.09%	30,000,000	99.99%	1.000
Total	33,000,000	100%	30,003,000	100%

The pro forma net tangible book value after the offering is calculated as follows:

Numerator:
Net tangible book value before this offering	$(15,531)
Proceeds from this offering	9,870,660

Total	9,855,129

Denominator:
Shares of common stock outstanding prior to this offering	3,000,000
Shares of common stock included in the shares offered	30,000,000

Total	33,000,000

PLAN OF DISTRIBUTION

The common stock offered by this prospectus is being offered by the Company. The common stock may be sold or distributed from time to time by the Company directly to one or more purchasers, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The sale of the common stock offered by this prospectus may be affected in one or more of the following methods:

(1) “at the market” into an existing market for the common stock;

(2) in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents;

(3) in privately negotiated transactions; or

(4) any combination of the foregoing.

At this time we do not intend to use registered broker-dealers in our offering. If we decide to use a registered broker-dealer we will submit the registration statement to the NASD for its evaluation of the fairness of the proposed compensation to participating broker-dealers.

State Blue Sky Information

We will offer and sell the shares to retail customers only in Colorado, Delaware, the District of Columbia, Florida, Hawaii, Illinois, Indiana, New York and Rhode Island. In New York and Hawaii, we have relied on exemptions from the state registration requirements. In the other states, we have applied to have the shares registered for sale and will not sell the shares to retail customers in these states unless and until such registration is effective (including in Colorado, pursuant to 11-51-302(6) of the Colorado Revised Statutes).

If you are not an institutional investor, you may purchase our securities in this offering only in the jurisdictions described directly above. Institutional investors in every state except in Idaho may purchase the shares in this offering pursuant to exemptions under the Blue Sky laws of various states. The definition of an ‘‘institutional investor’’ varies from state to state but generally includes financial institutions, broker-dealers, banks, insurance companies and other qualified entities.

We will file periodic and annual reports under the Securities Exchange Act of 1934. Therefore, under the National Securities Markets Improvement Act of 1996, the resale of the shares, from and after the effective date, and the common stock comprising the Registration Statement, once they become transferable, are exempt from state registration requirements. However, states are permitted to require notice filings and collect fees with regard to these transactions, and a state may suspend the offer and sale of securities within such state if any such required filing is not made or fee is not paid. As of the date of this prospectus, the following states either do not presently require any notice filings or fee payments or have not yet issued rules or regulations indicating whether notice filings or fee payments will be required:

•

Alabama, Alaska, Arizona, Arkansas, California, Colorado, Connecticut, Delaware, Florida, Georgia, Hawaii, Idaho, Indiana, Iowa, Kansas, Kentucky, Louisiana, Maine, Massachusetts, Minnesota, Mississippi, Missouri, Nebraska, Nevada, New Jersey, New Mexico, New York, North Carolina, Ohio, Oklahoma, Pennsylvania, Rhode Island, South Dakota, Utah, the Virgin Islands, Virginia, Washington, West Virginia, Wisconsin and Wyoming.

Additionally, the following states currently permit the resale of the common stock, once they become transferable, if the proper notice filings have been submitted and the required fees have been paid:

•	The District of Columbia, Illinois, Maryland, Michigan, Montana, New Hampshire, North Dakota, Oregon, Puerto Rico, South Carolina, Tennessee, Texas and Vermont.

As of the date of this prospectus, we have not determined in which, if any, of these states we will submit the required filings or pay the required fee. Additionally, if any of these states that has not yet adopted a statute relating to the National Securities Markets Improvement Act adopts such a statute in the future requiring a filing or fee or if any state amends its existing statutes with respect to its requirements, we would need to comply with those new requirements in order for the securities to continue to be eligible for resale in those jurisdictions.

Under the National Securities Markets Improvement Act, the states retain the jurisdiction to investigate and bring enforcement actions with respect to fraud or deceit, or unlawful conduct by a broker or dealer, in connection with the sale of securities. Aside from the exemption from registration provided by the National Securities Markets Improvement Act, we believe that the shares, from and after the effective date, and the common stock and warrants comprising the shares, once they become separately transferable, may be eligible for sale on a secondary market basis in various states based on the availability of another applicable exemption from state registration requirements, in certain instances subject to waiting periods, notice filings or fee payments.

DESCRIPTION OF SECURITIES

Common Stock

We are authorized to issue up to 70,000,000 shares of common stock, par value $.001. As of September 27, 2005, there were 3,000,000 shares of common stock outstanding. Holders of the common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefor. Upon the liquidation, dissolution, or winding up of our company, the holders of common stock are entitled to share ratably in all of our assets which are legally available for distribution after payment of all debts and other liabilities and liquidation preference of any outstanding common stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are validly issued, fully paid and nonassessable.

Dividends

We have not paid any dividends on our common stock to date and do not intend to pay dividends. The payment of dividends in the future will be contingent upon our revenues and earnings, if any, capital requirements. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.

Our Transfer Agent and Warrant Agent

We currently do have a transfer agent. However, it is expected that within 30 days our transfer agent shall be Pacific Stock Transfer TBD

Shares Eligible for Future Sale

Immediately after this offering, we will have 33,000,000 shares of common stock outstanding, Of these shares, the 30,000,000 shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 3,000,000 shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. None of those will be eligible for sale under Rule 144 prior to September 27, 2006.

Rule 144

In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted shares of our common stock for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

•	1% of the number of shares of common stock then outstanding, which will equal 30,000 shares immediately after this offering; and

•	the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about the company.

Registration Rights

The holders of our 3,000,000 issued and outstanding shares of common stock on the date of this prospectus will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of the majority of these shares are entitled to make up to two demands that we register these shares. The holders of the majority of these shares can elect to exercise these registration rights at any time. In addition, these stockholders have certain "piggy-back" registration rights on registration statements filed subsequent to the date on which these shares of common stock are released from escrow. We will bear the expenses incurred in connection with the filing of any such registration statements.

CAPITALIZATION
The following table sets forth our capitalization at December 31, 2005 and as adjusted to give effect to the sale of our Common Stock pursuant to this Prospectus:

	31-Dec-05	As Adjusted
Stockholders' equity/(deficit):	Actual	25%	50%	75%	100%

Common stock, $.001 par value, 70,000,000 shares authorized; 3,000,000 shares issued and outstanding	$3,000	$10,500	18,000	25,500	33,000
Additional paid-in capital	-	2,363,160	4,855,660	7,348,160	9,840,660
Deficit accumulated during the development stage	(11,131)	(11,131)	(11,131)	(11,131)	(11,131)
Total stockholders' equity/(deficit)	(15,531)	2,355,129	4,855,129	7,355,129	9,855,129
Total capitalization	(15,531)	2,355,129	4,855,129	7,355,129	9,855,129

The "as adjusted" information gives effect to percentage of the offering for the sale of the common stock at an assumed price of $0.33 per share that we are offering including the application of the related gross proceeds and the payment of the estimated remaining costs from such sale.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following discussion should be read in conjunction with our condensed financial statements and notes to those statements. In addition to historical information, the following discussion and other parts of this quarterly report contain forward-looking information that involves risks and uncertainties.

Overview

Newport Entertainment Group, Inc. (“Company” or “NEG”) were formed on September 27, 2005, for the purpose of becoming a diversified, full-service entertainment company. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of cash, capital stock and debt, in effecting the business. We have neither engaged in any operations nor generated any revenues to date. Our entire activity since inception has been to prepare for our proposed fundraising through an offering of our equity securities.

We estimate that the net proceeds available for operations from the sale of our Common Stock will be approximately $9,870,660. We will use substantially all of the net proceeds of this offering to begin the operations of the entertainment and production company. We believe that, upon consummation of this offering, the funds available will be sufficient to allow the company to operate for at least the next 24 months pursuant to the use of proceeds on page 7. However, if we fail to raise the total amount of this offering then we will not be able to operate for 24 months. We would need the minimum amount of 25% of the total offering to maintain operations for the next months. The minimum amount would cover of approximately $500,000 for the pre-production of the Movie and $1,500,000 for Salaries and approximately $370,660 for CAPEX.

PLAN OF OPERATION

The Company was formed for the purpose of becoming a diversified, full-service entertainment company. Newport Entertainment produces films, television and live events. In March 2006, the Company acquired the screen rights to a movie currently being written by Randy Feldman and Brad Neufeld. We expect to begin filming in August of 2006. Additionally, in March 2006 we started a management company that represents Professional Poker Players under the name Players Management Group. Additionally, we are currently engaged in numerous acquisition talks with companies including an event management company and software company. The goal of these acquisitions is to further diversify Newport Entertainment into a full-service entertainment company and to integrate and consolidate business opportunities.

Television and Film Production/Distribution

The Television and Film Production/Distribution division currently working on three projects, including a theatrical release, a reality based television shows, and an on-going sporting event formatted for television. In March 2006, the Company acquired the screen rights to a movie currently being written by Randy Feldman and Brad Neufeld. Under the direction of Scott Marshall, we expect to begin filming in August of 2006. Newport is also in the process of producing a series of television shows for a new poker tour.

Advertising Media and Broadcast

The Advertising Media and Broadcast division is responsible for assisting its clients in maximizing the value of their properties through obtaining corporate sponsorships, selling television advertising space, and developing product integration strategies. We will execute a wide range of precision strategies and tactics to achieve specific and measurable objectives for our clients. In contrast with general advertising agencies that promote brand awareness, as a promotions agency, we provide specialized services with the goal of increasing sales and awareness of our client's products and services as a direct and verifiable consequence of our programs.

Sports Marketing Division

The sports marketing division, stated in March 2006, managed by Linda Crane, will represent highly marketable sports personalities in the industry. The division known as Players Management Group is currently finalizing representation agreements for four Professional Poker Players who are seeking to maximize their individual values. The professional poker industry is in its infancy in regards to capitalizing on these growth opportunities, as such, providing the potential for significant upside on its growth possibilities.

With the support of the Newport’s other divisions, Sports Marketing Division seeks to secure motion picture, television, commercial, licensing, broadcasting and sponsorship opportunities for Sports clients wanting to expand and diversify their careers.

Competition and Industry

The motion picture industry has experienced tremendous growth in the last decade. Total domestic box office revenue has grown steadily from $4.8 billion in 1992 to $9.5 billion in 2003, representing a 95 percent increase in the last decade.

However, in 2005, domestic box office began to slow with 19 consecutive weeks below year-to-year figures, amounting to the longest box office slump in 20 years.  This recent downturn correlates with the recent consolidation of the US distribution business, including the purchase of MGM by Sony Pictures and the separation of Miramax Films founders, Bob and Harvey Weinstein, from the Walt Disney Company and the contemplated changes at DreamWorks live action division.

This consolidation, the limited adoption of new technology and the lack of collaboration amongst internal management of traditional studios have made today's media giants ineffective in delivering quality movies at profitable levels. Industry veterans have recently admitted that the slump is “primarily product related."

These industry dynamics present an opportunity for a new way of thinking and profitable constructive approach to filmmaking allowing Newport Entertainment Group to approach the business in a new way.

Facilities

We currently maintain our executive offices at 8000 Spring Mountain Road, Las Vegas, NV. We intend to relocate to additional office space within the next 90 days.

Liquidity and Capital Resources

Historically, our primary sources of capital have been cash flow from operations and loans from affiliated parties.

As of December 31, 2005, we had virtually no cash available for operations.  As a result in February 2006, the Company entered into two loan agreements for $100,000 each in order to maintain operations of the business.  Until the effectiveness of this Registration Statement.

In summary, management believes that our cash requirements through next year will be satisfied by the following sources: (1) cash expected to be generated from operations, and (2) obtaining equity financing. No assurance can be given, however, that we will be successful in obtaining additional capital to take advantage of replacing existing obligations at a significant discount and fund future expansion and at what terms such capital will be available.

Based on our financial situation, our auditors have issued an uncertainty paragraph in their audit report because of the substantial doubt about the Company's ability to continue as a going concern. Management plans to take, or has taken, the following steps that it believes will be sufficient to provide the Company with the ability to continue in existence. The Company is seeking to acquire funding through equity financing and debt financing. There is no guarantee the Company will be successful in attracting such funding.

Employees

We have two executive officers and one consultant. These individuals are not obligated to devote any specific number of hours to our matters and intend to devote only as much time as they deem necessary to our affairs. The amount of time they will devote in any time period will vary based on the availability of suitable target businesses to investigate, although we expect Messrs. Mezey and Waldrop to devote an average of approximately twenty hours per week to our business. We intend to have any full time employees within the first 12 months of operations. Messrs. Waldrop and Mezey currently are responsible for the pre-production of the movie we recently purchased. Please refer to our discussion of conflicts of interest on page 13.

Periodic Reporting and Audited Financial Statements

Pursuant to this filing, we have registered our common stock under the Securities Exchange Act of 1934, as amended, and have reporting obligations, including the requirement that we file annual and quarterly reports with the SEC. In accordance with the requirements of the Securities Exchange Act of 1934, as amended, our annual reports will contain financial statements audited and reported on by our independent accountants.

LEGAL PROCEEDINGS

There are currently no legal proceedings against NEG.

DIRECTORS AND EXECUTIVE OFFICERS

Directors and Executive Officers

The following table sets forth current information regarding our executive officer and director:

Name     Age  Position(s) with Company                                 Election Date
------------------------              ---  -----------------------------------------   --------------------
William H ..Waldrop   38     Chairman of the Board, Chief                          September 2005
                                                            Executive Officer and Director

J. Wade Mezey                       31      President, Chief Operating Officer,                September 2005
                                                           Secretary and Director

Lisa Tenner                             58     Director                                                              February 2006

Sharleen Kim                          33    Director                                                               February 2006

William H. Waldrop, Chairman. Mr. Waldrop is our Chairman of the Board. Presently, Mr. Waldrop is the CEO of NAPP Tour, Inc. From 2004 - 2005, Mr. Waldrop was the President and Chief Operating Officer of College Partnership. College Partnership is publicly traded company that assists high school students with their college selection and financial aid. From 2003 - 2004, Mr. Waldrop was the CEO and President of Vision Direct Marketing, a full-service marketing company. Vision Direct Marketing was acquired by College Partnership in January 2005.  From 2001 - 2003, Mr. Waldrop held the position of Executive Vice-President of First World Financial, Inc. a nationwide mortgage company. Mr. Waldrop has over 12 years of experience in the Telecommunications industry where he has held several key management positions. As Vice President of Operations for Leading Edge Broadband Services, a start-up international communications company, he built the telecommunications network managing call traffic between the United States and the Philippines for International Call Centers. While at AirTouch Cellular, now Verizon Wireless, Mr. Waldrop was a Senior Manager contributing to the development and implementation of the National Retail Distribution Strategy and as a regional Sales Development Manager he lead the formation of a 44-Store, $100 million annual revenue distribution channel. Mr. Waldrop received a B.S. from California State University of Long Beach and an M.B.A. in Finance Entreprenuership and from the University of Southern California.

J. Wade Mezey, President/COO. Mr. Mezey is our President and COO and a member of the Board of Directors. Presently, Mr . Mezey is the President/COO of NAPP Tour, Inc.  From 2004 - 2005, Mr. Mezey was the Chief Legal Officer and Interim Chief Accounting Officer of College Partnership, Inc. While at College Partnership Mr. Mezey worked with the auditors and finance department to create a system of accounting control and procedures.  From 2003 - 2004, Mr. Mezey worked for Vision Direct Marketing as its Vice-President of Operations and General Counsel. Mr. Mezey has been interviewed by numerous newspapers regarding financial aid, most recently by the Chicago Tribune. Mr. Mezey also recently has worked on a DVD with a number of members of congress and celebrities, including Carolyn Kennedy and Colin Powell, to raise awareness of our Constitution and system of government among high school students. From 2002 - 2003, Mr. Mezey worked as an attorney in Washington D.C. In 2001, Mr. Mezey worked as a Law Clerk for the United States District Court for the District of Columbia. Mr. Mezey graduated from Georgetown University Law Center with an LL.M. in Securities and Financial Regulation. Mr. Mezey received his J.D., with cum laude honors, from New England School of Law and his B.S. from Virginia Commonwealth University.

Lisa Tenner, Director. For the past 6 years, Mrs. Tenner has been President of Tenner and Assocs.  Mrs. Tenner has over the past 20 years garnered a highly respected reputation as one of the music industry’s most savvy talent builders and brand marketers--developing and guiding the careers of bands from unknowns to superstars. Mrs. Tenner has moved her talent to the Corporate world representing major companies such as Jeep, PartyPoker.com, Las Vegas Speakers Bureau, Card Player Cruises, Bally’s, Paris Hotel & Casino and Hard Rock Hotel & Casino. Mrs. Tenner was retained as marketing consultant for PartyPoker.com, the world’s largest poker room.  Prior to her moving into music and entertainment, Mrs. Tenner was a stock broker at Joseph Sebag & Co., in Los Angeles. Mrs. Tenner studied both Psychology and Accounting at UCLA.

Sharleen Kim, Ms. Sharleen Kim brings over nine years of experience in strategic planning and managing multiple large-scale systemwide projects in the field of information technology and policy analysis of higher education. From 2004 - Present, Ms. Kim has worked for CENIC-Corporation of Education Network Initiatives in California.  From 2000 - 2004, Ms. Kim worked as a Project Development Manager for California State University- Office Of The Chancellor. As project development manager she was responsible for the development and design of the California State University Information Technology Services web site initiatives. Ms. Kim received her B. S. Public Administration from the University of Southern California.

Committees of the Board of Directors

We presently do not have an audit committee, compensation committee, nominating committee, an executive committee of our board of directors, stock plan committee or any other committees.

Compensation of Directors

Our directors do not receive cash compensation for their services as directors or members of committees of the board, but are reimbursed for their reasonable expenses incurred in attending board or committee meetings.

Terms of Office

There are no family relationships among our directors and/or officers. Our directors are appointed for one-year terms to hold office until the next annual general meeting of the holders of our Common Stock or until removed from office in accordance with our by-laws. Our officers are appointed by our board of directors and hold office until removed by our board of directors.

Code of Ethics

On September 27, 2005, we adopted a Code of Ethics that meets the requirements of Section 406 of the Sarbanes-Oxley Act of 2002. We will provide to any person without charge, upon request, a copy of such Code of Ethics. Persons wishing to make such a request should contact J. Wade Mezey, President, 8550 West Desert Inn #102-183, Las Vegas, NV 89117.

EXECUTIVE COMPENSATION

The following table shows all the cash compensation paid by us, as well as certain other compensation paid or accrued, to the Company's President and highest paid executive officers. No restricted stock awards, long-term incentive plan payouts or other types of compensation, other than the compensation identified in the chart below, were paid to these executive officers during these fiscal years.
EXECUTIVE COMPENSATION
Summary Compensation Table
Annual Compensation				Long Term Compensation	All Other
				Award Securities Underlying	Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Options (#)	($)
William H. Waldrop, Chairman	2005	$0(1)	$0	0	$0
J. Wade Mezey, President/COO	2005	$0(1)	$0	0	$0

(1) In accordance with the personal services agreements, dated January 1, 2006, compensation to Mr. Waldrop and Mr. Mezey will begin to be accrued effective January 1, 2006 and payments will be deferred until the Board of Directors determines the company has sufficient cash position.

(2) Neither Mr. Waldrop nor Mr. Mezey received or earned any compensation during the Year 2005.

Conflicts of Interest

Potential investors should be aware of the following potential conflicts of interest (see Risk Factors on Page 5):

•
None of our officers and directors are required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating management time among various business activities.

•
In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to us as well as the other entities with which they are affiliated. They may have conflicts of interest in determining to which entity a particular business opportunity should be presented. For a complete description of our management's other affiliations, see the previous section entitled "Directors and Executive Officers."

•	Our officers and directors may in the future become affiliated with entities, engaged in business activities similar to those intended to be conducted by us.

Our Directors are required to present business opportunities to a corporation (pursurant to the Laws of the State of Neveada) if:

•	the corporation could financially undertake the opportunity;

•	the opportunity is within the corporation's line of business; and

•
          As of the date of this prospectus, the following states either do not presently require any notice filings or fee payments or have not yet issued rules or regulations indicating whether notice filings or fee payments will be required:

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria. We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

In order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, each of our officers has agreed, until such time as he ceases to be an officer, to present to us for our consideration, prior to presentation to any other entity, any business opportunity which may reasonably be required to be presented to us under Nevada law, subject to any pre-existing fiduciary obligations he might have. However, our directors are not under any such obligation. Accordingly, they may face conflicts of interest in determining to which entity a particular business opportunity should be presented. We cannot assure you that these conflicts will be resolved in our favor.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of December 31, 2005, and as adjusted to reflect the sale of our common stock included in the shares offered by this prospectus (assuming they do not purchase shares in this offering), by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•	each of our officers and directors; and

•	all our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Approximate Percentage of Outstanding Common Stock
		Before Offering	After Offering
William H Waldrop	1,500,000	50%	4.53%
J. Wade Mezey	1,500,000	50%	4.53%
All directors and executive officers as a group	3,000,000	100%	9.96%

* Less than 1%
(1) Unless otherwise noted, the business address of each of the following is 8000 Spring Mountain Road, Las Vegas, NV 89117.

Immediately after this offering, our existing stockholders, which include all of our officers and directors, collectively, will beneficially own 9.96%% of the then issued and outstanding shares of our common stock.

CERTAIN TRANSACTIONS

In September 2005, we issued 3,000,000 shares of our common stock to the individuals set forth below, as follows:

Name	Issuance Type	Investment	Number of Shares	Relationship to Us
William H. Waldrop	Common Shares Issued September 27, 2005 at $.001 per share	$1,500	1,500,000	Chairman of the Board
J. Wade Mezey	Common Shares Issued September 27, 2005 at $.001 per share	$1,500	1,500,000	President/COO

The holders of the majority of these shares will be entitled to make up to two demands that we register these shares pursuant to an agreement to be signed prior to or on the date of this prospectus. The holders of the majority of these shares may elect to exercise these registration rights at any time after the date on which these shares of common stock are released from escrow. In addition, these stockholders have certain "piggy-back" registration rights on registration statements filed subsequent to this registration statement. We will bear the expenses incurred in connection with the filing of any such registration statements.

All ongoing and future transactions between us and any of our officers and directors or their respective affiliates, including loans by our officers and directors, will be on terms believed by us to be no less favorable than are available from unaffiliated third parties and such transactions or loans, including any forgiveness of loans, will require prior approval in each instance by a majority of our uninterested "independent" directors (to the extent we have any) or the members of our board who do not have an interest in the transaction, in either case, who had access, at our expense, to our attorneys or independent legal counsel.

EXPERTS

The financial statements included in this prospectus and in the registration statement have been audited by LL Bradford & Company, independent registered public accounting firm, to the extent and for the period set forth in their report appearing elsewhere in this prospectus and in the registration statement. The financial statements and the report of LL Bradford & Company are included in reliance upon their report given upon the authority of LL Bradford & Company as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1, which includes exhibits, schedules and amendments, under the Securities Act, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC's public reference room at 100 F Street NW, Washington, D.C. 20549. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov which contains the Form S-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

NEWPORT ENTERTINMENT GROUP, INC.

Report of Independent Registered Public Accounting Firm

To the Board of Directors
Newport Entertainment Group, Inc.

We have audited the accompanying balance sheet of Newport Entertainment Group, Inc. as of December 31, 2005, and the related statements of operations, stockholders' equity and cash flows for the period from September 27, 2005 (inception) to December 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Newport Entertainment Group, Inc. as of December 31, 2005, and the results of its operations and its cash flows for the period from September 27, 2005 (inception) to December 31, 2005 in conformity with United States generally accepted accounting principles.

As reflected in the accompanying consolidated financial statements, the Company is a development stage company which has losses, negative cash flows from operations and negative working capital. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management’s plans in regards to these matters are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

LL Bradford & Company, LLC
Las Vegas, NV
March 29, 2006

Newport Entertainment Group, Inc.

BALANCE SHEET

December 31, 2005
ASSETS
Current asset - Cash	$51

Total assets	$51

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts Payable and Accrued expenses	$300
Short Term Loans	10,282
Short Term Loans from Related Parties:	5,000
Total liabilities	$15,582
Stockholders' equity
Common stock, $.001 par value
Authorized 70,000,000 shares
Issued and outstanding 3,000,000 shares	3,000
Note Receivable - Related Party	(7,400)
Additional paid-in capital	0
Deficit accumulated during the development stage	(11,131)
Total stockholders' equity	(15,531)

Total liabilities and stockholders' equity	$51
See Notes to Financial Statements.

Newport Entertainment Group, Inc.

STATEMENT OF OPERATIONS
For the period from September 27, 2005 (inception) to December 31, 2005

Revenue	$0
Formation and operating costs	(11,131)
Net loss	$(11,131)

Weighted average shares outstanding	3,000,000

Net loss per share	$(.00)

See Notes to Financial Statements

Newport Entertainment Group, Inc.

STATEMENT OF STOCKHOLDERS' EQUITY

For the period from September 27, 2005 (inception) to December 31, 2005

	Common Stock
	Shares	Amount	Additional Paid in Capital	Note Receivable - Related Party	Deficit Accumulated During the Development Stage	Stockholders' Equity
Common Shares Issued September 27, 2005 at $.001 per share	3,000,000	$3,000	$0			$3,000
Note Receivable - Related Party				($7,400)		($7,400)
Net Loss					($11,131)	($11,131)
Balance at December 31, 2005	3,000,000	$3,000	$0	($7,400)	($11,131)	($15,531)

See Notes to Financial Statements.

Newport Entertainment Group, Inc.

STATEMENT OF CASH FLOWS

For the period from September 27, 2005 (inception) to December 31, 2005

Cash flow from operating activities:	12/31/2005
Net Income (loss)	$(11,131)
Changes in operating assets and liabilities
Increase in Accounts Payable	300
Net cash provided by (used in) operating activities	(10,831)

Cash flows from investing activities:
Loans to Related Party Company	(7,400)
Net cash provided by (used in) investing activities	(7,400)

Cash flows from financing activities:
Change in Short Term Loans	10,282
Change in Short Term Loans from Related Parties	5,000
Issuance of common stock	3,000
Net cash provided by (used in) financing activities	18,282

Net increase (decrease) in cash and cash equivalents	51
Cash and cash equivalents, beginning of period	0
Cash and cash equivalents, end of period	$51

See Notes to Financial Statements.

NEWPORT ENTERTAINMENT GROUP, INC.

NOTES TO FINANCIAL STATEMENTS
December 31, 2005

1. Organization, Business Operations

Newport Entertainment Group, Inc. (the "Company") was incorporated in Nevada on September 27, 2005 who was formed for the purpose of becoming a diversified, full-service entertainment company.

At December 31, 2005, the Company had not yet commenced any operations. All activity through December 31, 2005 relates to the Company's formation and the proposed public offering described below. The Company has selected December 31 as its fiscal year-end.

The Company's ability to commence operations is contingent upon obtaining adequate financial resources through a proposed public offering ("Proposed Offering") which is discussed in Note 2. The Company's management has broad discretion with respect to the specific application of the net proceeds of this Proposed Offering, although substantially all of the net proceeds of this Proposed Offering are intended to be generally applied toward consummating the business. As reflected in the accompanying consolidated financial statements, the Company is a development stage company which has losses, negative cash flows from operations and negative working capital. These matters raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The Company is currently assessing various options and strategies. The analysis of new businesses opportunities and new business strategies will be under taken by the board and senior management. In analyzing prospective business opportunities, management will consider, to the extent applicable, the available technical, financial and managerial resources of any given business venture. Management will also consider the nature of present and expected competition; potential advances in research and development or exploration; the potential for growth and expansion; the likelihood of sustaining a profit within given time frames; the perceived public recognition or acceptance of products, services, trade or service marks; name identification; and other relevant factors. The Company anticipates that the results of operations of a specific business venture may not necessarily be indicative of the potential for future earnings, which may be impacted by a change in marketing strategies, business expansion, modifying product emphasis, changing or substantially augmenting management, and other factors.

Should the Company pursue other potential business opportunities, it anticipates they will be referred from various sources, including its officers and directors, professional advisors, and its shareholders, who may present unsolicited proposals. The Company does not plan to engage in any general solicitation or advertising for a business opportunity, and would rely upon personal contacts of its officers, as well as indirect associations with other business and professional people. Management's reliance on "word of mouth" may limit the number of potential business opportunities identified. While it is not presently anticipated that the Company will engage unaffiliated professional firms specializing in business acquisitions or reorganizations, such firms may be retained if management deems it in the best interest of the Company. As of the filing date there have been no discussions, agreements or understandings with any professional advisors, financial consultants, broker - dealers or venture capitalists. The Company's present intentions are to rely upon its management and directors to affect those services normally provided by professional advisors or financial consultants.

As mentioned in Note 8, the company has purchased the rights to a screenplay, and is currently in the pre-production phase of producing a theatrical release. This does not guarantee that the screenplay will ever be purchased nor will a movie ever be produced nor if produced, distributed as a theatrical release.

2. Proposed Public Offering

The Proposed Offering calls for the Company to offer for public sale up to 30,000,000 of the Company's common stock, $.001 par value.

3. Significant Accounting Policies

Basis of Presentation — These financial statements have been prepared by the Company in accordance with accounting principles generally accepted in the United States of America.

Year End — The Company has selected December 31 as its fiscal year-end.

Use of Estimates — The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Loss per share is computed by dividing net loss by the weighted-average number of shares of common stock outstanding during the period.

Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

Income Taxes — The Company accounts for income taxes under the provisions of Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. Under this method, the Company determines deferred tax assets and liabilities based upon the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to affect taxable income. The tax consequences of most events recognized in the current year’s consolidated financial statements are included in determining income taxes currently payable. However, because tax laws and financial accounting standards differ in their recognition and measurement of assets, liabilities, equity, revenue, expenses, gains and losses, differences arise between the amount of taxable income and pretax financial income for a year and between the tax bases of assets or liabilities and their reported amounts in the consolidated financial statements. Because it is assumed that the reported amounts of assets and liabilities will be recovered and settled, respectively, a difference between the tax basis of an asset or a liability and its reported amount in the balance sheet will result in a taxable or a deductible amount in some future years when the related liabilities are settled or the reported amounts of the assets are recovered, hence giving rise to deferred tax assets and liabilities. The Company must then assess the likelihood that deferred tax assets will be recovered from future taxable income and to the extent management believes that recovery is not likely, they must establish a valuation allowance.

Stock-Based Compensation — The Company currently does not have a stock-based employee compensation plan. If and when the company implements such a plan it will account for equity-based employee compensation under the recognition and measurement principles of APB Opinion No. 25, Accounting for Stock Issued to Employees, and related Interpretations. Compensation expense for stock option grants issued to employees is recorded to the extent the fair market value of the stock on the date of grant exceeds the option price. Compensation expense for restricted stock grants is measured based on the fair market value of the stock on the date of grant. The compensation expense is amortized ratably over the vesting period of the awards.

Recent Accounting Pronouncements — In December 2004, the FASB issued Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (FAS No. 123(R)), which amends FASB Statement Nos. 123 and 95. FAS No. 123(R) requires all companies to measure compensation expense for all share-based payments (including employee stock options) at fair value and recognize the expense over the related service period. Additionally, excess tax benefits, as defined in FAS No. 123(R), will be recognized as an addition to paid-in capital and will be reclassified from operating cash flows to financing cash flows in the Statements of Cash Flows. FAS No. 123(R) will be effective for the first quarter of 2006. We are currently evaluating the effect that FAS No. 123(R) will have on our financial position, results of operations and operating cash flows.

4. Stock Based Compensation

The Company currently does not have a stock-based employee compensation plan.

5. Related Party Transactions

During 2005, Newport Entertainment Group provided a $12,500 loan to NAPP Tour, Inc. a Nevada Corporation. Both Mssrs. Waldrop and Mezey hold Chief Executive and Chief Operating Officer title’s respectively with NAPP Tour. As of December 31, 2005, NAPP Tour, Inc. has an outstanding liability to Newport Entertainment Group of $7,400. This loan is anticipated to be repaid during 2006. This loan has been recorded as a reduction of stockholder’s equity.

During year ended December 31, 2005, the Company received $5,000 from the Company’s Chairman and Chief Executive Officer. This note bears interest at 12% per annum, interest accrual commencing January 2006, is unsecured and due on or before January 1, 2006.

6. Notes Payable

A note payable (Zapotny Note) was issued to Mark Zapotny for $10,000 loaned to the company on October 7, 2005. The Zapotny Note bears interest rate of twelve percent (12%) per annum, and is due in full with all accumulated interest on April 7, 2006.

7. Common Stock Shares Purchased

On September 27, 2005, the founders William Waldrop and J. Wade Mezey purchased 1,500,000 shares each at the par value of $0.001. The total aggregate 3,000,000 shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. None of those will be eligible for sale under Rule 144 prior to September 27, 2006.

8. Commitments

The Company utilizes certain administrative, technology and secretarial services, as well as certain limited office space provided by an affiliate of two Initial Stockholders. Such affiliate has agreed that, until the Company relocates to additional office space in Las Vegas, NV, it will make such services available to the Company.

9. Subsequent Events

In January 2006, the Company entered into personal services agreement with William Waldrop. The personal services agreement stipulates compensation will begin accruing effective January 1, 2006; however, payments will be deferred until the board of directors determines the company has sufficient cash flow to make payments toward the agreement.

In January 2006, the Company entered into personal services agreement with J. Wade Mezey. The personal services agreement stipulates compensation will begin accruing effective January 1, 2006; however, payments will be deferred until the board of directors determines the company has sufficient cash flow to make payments toward the agreement.

In February 2006, the Company entered into a loan agreement for $100,000 by issuance of a promissory note which included the issuance of 1,500,000 common shares of $0.001each.

In February 2006, the Company entered into a loan agreement for $100,000 issuance of a promissory note which included the issuance of 880,000 common shares of $0.001each.

In February 2006, the Company purchased the rights to a screenplay for $400,000.  The terms of the purchase agreement required the Company to provide a down payment of $150,000, with the remaining balance due upon delivery.

In February 2006, the shareholders held a special meeting and appointed Lisa Tenner and Sharleen Kim to the Board of Directors.

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13: Other Expenses of Issuance and Distribution

Offering expenses

Legal fees and expenses (including blue sky services and expenses)	50,000
Miscellaneous expenses	21,130
Printing and engraving expenses	30,000
Accounting fees and expenses	25,000
SEC registration fee	3,210
Total	129,340

Item 14: Indemnification of Directors and Officers

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

Nevada Business Corporation Act authorizes a corporation to provide indemnification to a director, officer, employee or agent of the corporation against expenses reasonably incurred by him in connection with a proceeding to which he or she is a party by reason of the fact that he or she was or is a director, officer, employee or agent of the corporation, if such party acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that with respect to any action which results in a judgment against the person and in favor of the corporation or with respect to an action in which it is determined that the person derived an improper personal benefit, the corporation may not indemnify unless a court determines that the person is fairly and reasonably entitled to the indemnification. The Nevada Business Corporation Act further provides that indemnification shall be provided if the party in question is successful on the merits.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers, employees or agents of the Company pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Company of expenses incurred or paid by a director, officer, employee or agent of the Company in the successful defense of any proceeding) is asserted by such director, officer, employee or agent in connection with the securities being registered, The Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 15: Recent Sale of Unregistered Stock

On September 27, 2005, the Company issued 1,500,000 shares of common shares par value $.001 to J. Wade Mezey for $1,500.

On September 27, 2005, the Company issued 1,500,000 shares of common shares par value $.001 to William H. Waldrop for $1,500.

In February 2006, the Company entered into a loan agreement for $100,000 by issuance of a promissory note which included the issuance of 1,500,000 common shares of $0.001 each.

In February 2006, the Company entered into a loan agreement for $100,000 issuance of a promissory note which included the issuance of 880,000 common shares of $0.001e ach.

Item 16: Exhibits

        Exhibit                               Description of Exhibit
        Number

                         3.i                                                 Certificate of Incorporation
        3.ii                                 Bylaws
                         4.i                                          Sample Stock Cert.
                        5.1                                   Legal Consent
                      10.1                                                                                       Exec. Non-Compete (Mezey)
                      10.2                                                                                       Exec. Non-Compete (Waldrop)
                      10.3                                                                                       Mezey Employment Agreement
                      10.4                                                                                       Waldrop Employment Agreement
                      10.5                                  Screen Play Purchase
       14                                                                                          Code of Ethics
                      23                                                                                          Consent of Auditors

Item 17: Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

       (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rancho Cucamonga, California on the 28th day of February 2006.

            Newport Entertainment Group, Inc.

By:   /s/   Wade Mezey
President, Chief Operating Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Wade Mezey his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated and on the 28th day of February 2006.

               Signature                                                 Title

                            William H. Waldrop                                                                Chairman of the Board, CEO, Director
                                                                                           (Principal Financial Officer & Principal Accounting Officer)

                        /s/ William H. Waldrop

                                    J. Wade Mezey                                                                         President, COO, Director
                                                                                                                   (Principal Executive Officer)

                        /s/ J. Wade Mezey

                                    Lisa Tenner                                                                                    Director

                                    /s/ Lisa Tenner

                                                   Sharleen Kim                                                                                                                                                     Director

                                                   /s/ Sharleen Kim

        Exhibit                               Description of Exhibit
        Number

                         3.i                                                 Certificate of Incorporation
        3.ii                                 Bylaws
                         4.i                                          Sample Stock Cert.
                        5.1                                   Legal Consent
       10.1                                                                                       Exec. Non-Compete (Mezey)
                      10.2                                                                                       Exec. Non-Compete (Waldrop)
                      10.3                                                                                       Mezey Employment Agreement
                      10.4                                                                                       Waldrop Employment Agreement
                      10.5                                  Screen Play Purchase
       14                                                                                          Code of Ethics
                      23                                                                                          Consent of Auditors